Exhibit 99.1

General Moly, Inc. – AMEX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES RESULTS OF ANNUAL MEETING

LAKEWOOD, COLORADO – June 12, 2008, General Moly Inc. (AMEX and TSX: GMO) announced that it received approval for all proposals submitted to stockholders at its Annual Meeting of Stockholders, which was held June 12, 2008 in Golden, Colorado.

Stockholders overwhelmingly supported the election of Jean-Pierre M. Ergas, Gary A. Loving, and Richard F. Nanna to the Board of Directors, who will serve for a term of three years.  Stockholders also overwhelmingly supported the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

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General Moly is a U.S.-based molybdenum mineral exploration and development company listed on the American Stock Exchange and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project (formerly the Hall-Tonopah project) that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the next decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information – General Moly:

Investors – Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Business Development – Greg McClain	(303) 928-8601	gmcclain@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com